AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1998
                                       REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)

   NEW YORK                                          14-1644018
(State or other jurisdiction                     (I.R.S. Employer
 of incorporation or organization)             Identification Number)

                             3040 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (619) 558-4300
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

             EMPLOYEES' 401(K) PLAN OF ALLIANCE PHARMACEUTICAL CORP.
                            (Full title of the plan)

                                  DUANE J. ROTH
                                    President
                          Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
            (Name, address, including zip code, and telephone number,
                        of agent for service of process)


                                    COPY TO:
                              Melvin Epstein, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                               New York, NY 10038


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------
Title of                       Proposed Maximum   Proposed         Amount of
Shares to be    Amount to be   Aggregate Price    Maximum         Registration
Registered      Registered     Per Unit (1)       Aggregate          Fee
                                                 Offering Price
 -----------------------------------------------------------------------------
Common Stock,   19,461 shares   $ 7.25 per share  $141,092.25        $41.62
$.01 par value.
------------------------------------------------------------------------------

(1) As dictated by Rule 457(h)(1), the Proposed Maximum Aggregate Price Per Unit represents the amount per share at which the Company values its matching contribution under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp.

     This Registration Statement on Form S-8 of Alliance Pharmaceutical Corp., a New York corporation (the "Company"), covers 19,461 shares of Common Stock, par value $.01 per share, of the Company reserved for issuance under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. As permitted by General Instruction E of Form S- 8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8, dated April 25, 1997 (Registration No. 333-25825) filed under the Securities Act of 1933, as amended.

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE (SFAS 128),which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The adoption of SFAS 128 did not change the previously reported loss per share computations, and accordingly, no restatement to documents incorporated by reference is required to conform with SFAS 128.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 25, 1998.

                                           ALLIANCE PHARMACEUTICAL CORP.
                                                   (Registrant)

Date: March 25, 1998                       By  /S/ DUANE J. ROTH
                                               Duane J. Roth
                                               President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 25, 1998.

/S/DUANE J. ROTH               President, Chief Executive        March 25, 1998
----------------               Officer and a Director
Duane J. Roth


/S/ THEODORE D. ROTH           Executive Vice President          March 25, 1998
---------------------          and Chief Financial Officer
Theodore D. Roth


/S/ TIM T. HART                Controller and Chief              March 25, 1998
---------------------          Accounting Officer
Tim T. Hart


/S/  PEDRO CUATRECASAS, M.D.*  Director                          March 25, 1998
-----------------------------
Pedro Cuatrecasas, M.D.


/S/  CARROLL O. JOHNSON*       Director                          March 25, 1998
-----------------------------
Carroll O. Johnson


/S/  STEPHEN M. MCGRATH*       Director                          March 25, 1998
-----------------------------
Stephen M. McGrath


-----------------------------   Director
 Donald E. O'Neill


/S/  HELEN M. RANNEY, M.D.*     Director                         March 25, 1998
-----------------------------
Helen M. Ranney, M.D.


/S/   JEAN G. RIESS, PH.D.*     Director                         March 25, 1998
-----------------------------
Jean G. Riess, Ph.D.


/S/  THOMAS F. ZUCK, M.D.*      Director                         March 25, 1998
------------------------------
 Thomas F. Zuck, M.D.


 * By: /S/ THEODORE D. ROTH
-------------------------------
      Theodore D. Roth
     Attorney-in-Fact

                                  EXHIBIT INDEX

         Exhibit
         NUMBER               DESCRIPTION

         5                    Opinion of Stroock &
                              Stroock & Lavan LLP.

         24.1                 Consent of Stroock &
                              Stroock & Lavan LLP
                              (included in Exhibit 5 hereto).

         24.2                 Consent of Ernst & Young LLP,
                              Independent Auditors.

         25                   Power of Attorney.